Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2009 Financial Results

44% Increase in Net Income Year-Over-Year

Diluted Earnings Per Share of $1.66

MCLEAN, Va., February 3, 2010 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2009 (the fourth quarter of its 2009 fiscal year).

Fourth quarter 2009 revenues were $105.8 million versus $95.0 million for the fourth quarter of 2008, an 11% increase. Product licenses revenues for the fourth quarter of 2009 were $30.0 million versus $28.0 million for the fourth quarter of 2008, a 7% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the fourth quarter of 2009 were $71.5 million versus $64.0 million for the fourth quarter of 2008, a 12% increase.

Operating expenses for the fourth quarter of 2009 were $59.8 million versus $57.6 million for the fourth quarter of 2008, a 4% increase. During the fourth quarter of 2008, MicroStrategy capitalized $5.5 million in research and development costs associated with the development of its MicroStrategy 9TM software, while no software development costs have been capitalized since the general release of MicroStrategy 9 in March 2009.

Income from continuing operations before financing and other income and income taxes for the fourth quarter of 2009 was $26.6 million, or 25% of revenue, versus $21.3 million, or 22% of revenue, for the fourth quarter of 2008, a 25% increase. Net income for the fourth quarter of 2009 was $20.5 million, or $1.66 per share on a diluted basis, compared to $14.3 million, or $1.17 per share on a diluted basis, for the fourth quarter of 2008, a 44% increase.

For the fourth quarter of 2009, MicroStrategy’s effective tax rate on income from continuing operations was 24% compared to 38% for the fourth quarter of 2008. The lower effective tax rate in the fourth quarter of 2009 was primarily attributable to increased research and development tax credits and stronger results outside the U.S.

As of December 31, 2009, MicroStrategy had cash and cash equivalents of approximately $224.8 million versus $122.9 million as of December 31, 2008, an increase of $101.9 million. As of December 31, 2009, MicroStrategy had 9,255,072 shares of class A common stock and 2,694,362 shares of class B common stock outstanding.

Announcement of MicroStrategy 9 Release 2:

MicroStrategy’s latest software release was made generally available on January 22, 2010, and announced at the Company’s annual user conference in Las Vegas on January 26, 2010.

MicroStrategy 9 Release 2 specifically supports the emerging and demanding needs of the new generation of Mobile Intelligence applications. Mobile Intelligence is being driven by the growth of the Mobile Internet and by the accelerating growth in mobile devices such as the Apple iPhone, iTouch, and iPad; RIM’s BlackBerry; Motorola’s Droid; and Google’s Nexus One. Mobile Intelligence applications demand much faster performance and serve much larger user populations than traditional wired Internet applications.

“MicroStrategy is well positioned to support the escalating growth of Mobile Intelligence with our latest software release,” said Michael Saylor, President and CEO of MicroStrategy. “We have focused on creating a world-class business intelligence architecture that is designed to provide the speed and performance our customers expect in the Mobile Internet era. Unlike various competitors, we have not been distracted by acquisitions and the need to refit technology into the product suite of a parent company.”

High Performance at High Scale

MicroStrategy 9 Release 2 includes significant enhancements that make information flow much faster to business users, even at the highest scale of usage:

•	MicroStrategy’s enhanced in-memory BI technology can deliver up to four times the performance as MicroStrategy 9 Release 1.

•

Testing done in MicroStrategy’s High Performance Benchmark Laboratory has shown that MicroStrategy’s enhanced technology can deliver better than 2-second average response times for Mobile Intelligence applications supporting 1 million users.

•	Business users will see up to two times faster performance for their common report manipulations such as sorting, filtering, slicing, and calculations; and faster navigation, browsing, and searching.

•	Dashboard users will experience faster dashboard load times and faster dashboard interactivity as a result of enhanced data compression algorithms and new rendering algorithms.

Deliver More BI with Less Effort

MicroStrategy’s latest release offers numerous enhancements that enable IT staff to deliver more information with less effort, resulting in a lower total cost of ownership:

•

Companies can rapidly create new BI applications using MicroStrategy’s Jump-Start Project TM, which includes more than 30 pre-designed reports and dashboards that can be directly connected to existing databases, providing people with immediate use of their new BI application.

•

The new Graphical Architect TM features auto-modeling heuristics that make project setup as much as eight times faster for new BI applications, reducing the time to create BI applications from days or weeks to hours.

•	MicroStrategy Health Center TM automatically scans all MicroStrategy servers to anticipate and correct system problems, improving system performance and uptime.

•	DashboardAppsTM , MicroStrategy’s next generation dashboard application, delivers easy-to-use dashboards to thousands of business users every day. DashboardApps do not require any training or special software to install, and can contain an entire day’s worth of information for BI users within a single dashboard.

MicroStrategy is planning to host a series of 50+ events to launch its latest software release. More information is available at http://www.microstrategy.com/Software/businessintelligence.

MicroStrategy World 2010:

MicroStrategy held its 13th annual user conference, MicroStrategy World 2010, January 25-28 in Las Vegas, Nevada.

CEO Michael Saylor delivered the keynote presentation on the first day of the conference and described MicroStrategy’s drive to capitalize on the evolution toward Mobile Intelligence. Saylor said, “Computing is entering its fifth generation in which desktop Internet applications are giving way to a new generation of Mobile Internet applications. In the Mobile Internet age, applications which were mildly successful when used at one’s desk, suddenly become incredibly effective and valuable when consumed on the go, anywhere and anytime business is being conducted. Mobile information access will likely eclipse desktop information access in the near future. This heightened level of usage, combined with the richness of the mobile interface, will change the way information is consumed and MicroStrategy intends to be at the forefront of this wave. MicroStrategy 9 is designed to outperform competitive BI architectures, and is well-suited to provide intelligence in the age of the Mobile Internet. Our goal is to enable our customers to deliver Mobile Intelligence ahead of their competition to their employees, their suppliers, and their customers.”

The event featured more than 100 educational sessions, an exhibit hall showcasing MicroStrategy partners, and an update on the Company’s latest technology advances. Executives from more than 25 world-class companies presented their success strategies and experiences using BI to enhance business performance. Some of the companies that presented at MicroStrategy World 2010 included 24 Hour Fitness, AARP, Allstate Insurance, AutoTrader.com, Barclays, Cabela’s, Con-way Freight, eBay, Edmunds.com, GUESS?, Lowe’s Companies, Pacific Sunwear, Payless ShoeSource, Ryder System, Travelers Insurance, and Yahoo!.

At the conference, MicroStrategy recognized Citigroup’s Brian L. Fox as the recipient of the MicroStrategy Individual Excellence in Business Intelligence award. Fox was recognized for his use of information dashboards to deliver advanced program analytics to Citi’s customers. MicroStrategy also recognized five companies for achieving outstanding business performance with their MicroStrategy-based business intelligence applications:

AmerisourceBergen: AmerisourceBergen was recognized in the Extranet Deployment category for its InSite system, powered by MicroStrategy technology. The InSite system supports AmerisourceBergen’s community pharmacy clients across the U.S. with powerful dashboards and scorecards that provide rich analytics and tailored information. The extranet allows pharmacy owners to quickly identify suspect claims that may contribute to profit leakage, and uncover opportunities to expand their business and reduce unnecessary costs. AmerisourceBergen is one of the world’s largest pharmaceutical services companies, with operations primarily in the United States and Canada.

Con-way Freight: Con-way Freight was the award recipient in the Advanced Analytics category. Approximately 1,200 knowledge workers at Con-way Freight spanning all departments rely on MicroStrategy to access the company’s corporate data assets. Con-way Freight uses advanced regression models to anticipate customer behavior. To continually evaluate its freight network and reduce waste, Con-way Freight has created an optimization model to monitor and enhance the flow of freight. Con-way Freight is the industry’s leading less-than-truckload (LTL) freight transportation company.

Yahoo!, Inc.: Yahoo!, Inc. was recognized in the Data Scalability category. A MicroStrategy customer since 2002, Yahoo! uses MicroStrategy’s software to analyze petabytes of Web traffic and ecommerce data. Yahoo! analysts generate an array of dashboards and reports to optimize the company’s Web sites.

Yahoo! attracts hundreds of millions of users every month through its innovative technology and engaging content and services, making it one of the most trafficked Internet destinations.

Lowe’s Companies: Lowe’s Companies was the award recipient in the User Scalability category. Lowe’s is the second-largest home improvement retailer in the world, serving approximately 14 million customers per week. Lowe’s currently has a number of MicroStrategy-based BI applications that support over 16,000 employees across a variety of business functions. Current MicroStrategy-based BI applications at Lowe’s include DART (Data Access and Reporting Tool), which provides employees with greater insight into key performance metrics. Lowe’s recently expanded its deployment of MicroStrategy to support a new business intelligence application for its store management, and relies on MicroStrategy 9 to provide store management teams with access to key reports and business metrics.

Ross Stores, Inc.: Ross Stores, Inc. was recognized in the Enterprise Deployment category. Across its enterprise, Ross Stores has deployed eight large-scale MicroStrategy applications, primarily focused on Merchandising, Store Operations, Store Scorecarding, Loss Prevention, and Supply Chain Efficiencies. In addition, Ross Stores relies on the MicroStrategy platform to provide labor management reporting. Ross Stores, Inc. is the nation’s second largest off-price retailer with more than 1,000 stores in 27 states.

New Customers and New Deals with Existing Customers in Q4 2009 Included:

24 Hour Fitness; Aeropostale; AstraZeneca; Bank of America; Bayer HealthCare Pharmaceuticals; Bell Canada; Cabela’s; Classic Residence by Hyatt; Comcast Entertainment Group; CompuCom Systems; Darden Restaurants; Dell Computer Corporation; Department of the Navy; Deutsche Bank Securities; Diageo North America; E. & J. Gallo Winery; eBay; Farmer Brothers Company; Fox Interactive Media; Freddie Mac; Fruit of the Loom; General Dynamics Advanced Information Systems; Marriott International; McDonald’s Corporation; Meredith Corporation; Metropolitan Life Insurance Co.; Netflix; NV Energy; PepsiCo; Pfizer Global Manufacturing; QVC; Ryder System; Safeway; Sears Holdings Management Corporation; Starwood Hotels & Resorts Worldwide; The Cheesecake Factory; The Container Store; Thomson Reuters Markets; Wachovia Dealer Services; Yahoo!

Examples of Customer Deals from Q4 2009:

CompuCom

CompuCom, a leading IT outsourcing company, has chosen MicroStrategy as its BI platform to provide sales, services, and financial reporting capabilities. CompuCom plans to consolidate two disparate BI reporting tools and use MicroStrategy as its single business intelligence platform. With MicroStrategy, CompuCom end users, including Sales Analysts, Financial Analysts, and Customer Representatives, will have detailed insights into vital data related to their business areas. CompuCom personnel will be able to take advantage of MicroStrategy’s intuitive “drill anywhere” feature, which enables users to rapidly generate reports by surfing through the data warehouse for new combinations of the data they need. By consolidating its reporting environment on MicroStrategy, CompuCom will be able to reduce the overall number of reports required, as well as reduce the time needed to maintain its BI infrastructure.

Farmer Brothers Company

Farmer Brothers Co. is the nation’s largest direct-store delivery business for coffee and allied products. Farmer Brothers recently expanded its deployment of MicroStrategy for enhanced operational reporting and analytics. Farmer Brothers Co. employees will use MicroStrategy reports and information dashboards to uncover insight into financials, sales order processing, manufacturing, procurement, inventory, and human resources. MicroStrategy will also be used by Farmer Brothers’ personnel across the organization, including the CEO, COO, CFO, Controller, VP Finance, VP Sales, and Sales staff, as well as by manufacturing, financial, HR, and operations users.

Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the world’s leading hotel and leisure companies with approximately 991 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood has expanded its deployment of MicroStrategy for business intelligence reporting and analytics. Starwood relies on MicroStrategy to analyze reservation and guest information and uncover patterns and trends. More than 3,000 Starwood personnel use MicroStrategy’s highly-visual information dashboards and content-rich reports for valuable insights into its key business areas, including revenue management, reservations, property management, and brand analysis. Starwood also relies on MicroStrategy for market performance analysis, owner relations, operations, strategic account management, and global sales analysis.

MicroStrategy Customers Delivered Impressive Sales Growth during Recession, According to Aberdeen Group Report:

Aberdeen Group published a report citing that MicroStrategy customers indicated strong sales growth between September 2008 and July 2009 as compared to the industry average. According to the report, customers using MicroStrategy software achieved a 6% increase in sales during the time period as compared to an industry average of a 4% decline in sales revenue. Among large BI vendors in the survey, only MicroStrategy customers experienced significant sales growth.

The report also found:

•

MicroStrategy customers were 23% more likely than the industry average to have insight into their marketing spending and 29% more likely than the industry average to be able to connect the marketing investment to sales revenues.

•	MicroStrategy customers exhibit a much stronger use of enterprise-wide BI (63%) than the industry average of 48%.

Aberdeen Group’s report investigated different strategies and tactics that companies used to manage business performance during the recession. Elaborating on MicroStrategy’s customers, the report states, “…not only do they know how and where they spend their marketing budget, but they can gauge the contribution of that expenditure to the success of the organization.”

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website, http://www.microstrategy.com/freereportingsoftware. More information about MicroStrategy (Nasdaq: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 9, MicroStrategy DashboardApps, MicroStrategy Health Center, MicroStrategy Graphical Architect and MicroStrategy Jump-Start Project are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange

Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$29,959	$27,959	$101,856	$95,924
Product support and other services	75,813	67,046	275,932	264,469

Total revenues	105,772	95,005	377,788	360,393

Cost of Revenues
Product licenses	2,084	434	6,607	1,877
Product support and other services	17,382	15,631	59,996	61,529

Total cost of revenues	19,466	16,065	66,603	63,406

Gross profit	86,306	78,940	311,185	296,987

Operating Expenses
Sales and marketing	35,096	37,624	128,472	137,683
Research and development	11,389	6,122	41,796	30,571
General and administrative	13,265	13,878	54,613	60,933

Total operating expenses	59,750	57,624	224,881	229,187

Income from continuing operations before financing and other income and income taxes	26,556	21,316	86,304	67,800

Financing and Other Income (Expense)
Interest income, net	438	185	955	2,266
Other income (expense), net	167	974	(1,459)	705

Total financing and other income (expense)	605	1,159	(504)	2,971

Income from continuing operations before income taxes	27,161	22,475	85,800	70,771
Provision for income taxes	6,620	8,638	25,293	29,003

Income from continuing operations	20,541	13,837	60,507	41,768

Discontinued operations:
Gain from sale of discontinued operations, net of tax provision ($0 and $11,190, respectively)	—	—	14,437	—
Income (loss) from discontinued operations, net of tax provision (benefit) ($0 and $358, for the three months ended, respectively, and ($54) and $534 for the twelve months ended, respectively)	—	448	(107)	65

Discontinued operations, net of tax	—	448	14,330	65

Net Income	$20,541	$14,285	$74,837	$41,833

Basic earnings per share (1):
From continuing operations	$1.72	$1.16	$5.08	$3.51
From discontinued operations	$—	$0.04	$1.20	$0.01

Basic earnings per share	$1.72	$1.20	$6.28	$3.52

Weighted average shares outstanding used in computing basic earnings per share	11,929	11,889	11,906	11,886

Diluted earnings per share (1):
From continuing operations	$1.66	$1.13	$4.92	$3.39
From discontinued operations	$—	$0.04	$1.17	$0.01

Diluted earnings per share	$1.66	$1.17	$6.09	$3.40

Weighted average shares outstanding used in computing diluted earnings per share	12,350	12,226	12,284	12,303

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008	2009	2008
Revenues
Product licenses	$29,959	$27,959	$—	$—	$29,959	$27,959
Product support and other services	71,507	64,030	—	—	71,507	64,030
Angel.com services	—	—	4,306	3,016	4,306	3,016

Total revenues	101,466	91,989	4,306	3,016	105,772	95,005

Cost of Revenues
Product licenses	2,084	434	—	—	2,084	434
Product support and other services	15,845	14,729	—	—	15,845	14,729
Angel.com services	—	—	1,537	902	1,537	902

Total cost of revenues	17,929	15,163	1,537	902	19,466	16,065

Gross profit	83,537	76,826	2,769	2,114	86,306	78,940

Operating Expenses
Sales and marketing	33,679	35,759	1,417	1,865	35,096	37,624
Research and development	10,460	5,318	929	804	11,389	6,122
General and administrative	12,664	13,811	601	67 (a)	13,265	13,878

Total operating expenses	56,803	54,888	2,947	2,736	59,750	57,624

Income (loss) from continuing operations before financing and other income and income taxes	26,734	21,938	(178)	(622)	26,556	21,316

Financing and Other Income
Interest income, net	438	185	—	—	438	185
Other income, net	164	974	3	—	167	974

Total financing and other income	602	1,159	3	—	605	1,159

Income (loss) from continuing operations before income taxes	$27,336	$23,097	$(175)	$(622)	$27,161	$22,475
Provision for income taxes					6,620	8,638

Income from continuing operations					20,541	13,837

Discontinued operations:
Income from discontinued operations, net of tax					—	448

Discontinued operations, net of tax					—	448

Net income					$20,541	$14,285

Basic earnings per share:
From continuing operations					$1.72	$1.16
From discontinued operations					$—	$0.04

Basic earnings per share					$1.72	$1.20

Diluted earnings per share:
From continuing operations					$1.66	$1.13
From discontinued operations					$—	$0.04

Diluted earnings per share					$1.66	$1.17

Basic weighted average shares outstanding					11,929	11,889

Diluted weighted average shares outstanding					12,350	12,226

(a)	An insignificant amount of general and administrative services was provided to the Angel.com business unit by MicroStrategy’s core business operations during the three months ended December 31, 2008.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008	2009	2008
Revenues
Product licenses	$101,856	$95,924	$—	$—	$101,856	$95,924
Product support and other services	261,956	253,660	—	—	261,956	253,660
Angel.com services	—	—	13,976	10,809	13,976	10,809

Total revenues	363,812	349,584	13,976	10,809	377,788	360,393

Cost of Revenues
Product licenses	6,607	1,877	—	—	6,607	1,877
Product support and services revenues	54,625	59,331	—	—	54,625	59,331
Angel.com services	—	—	5,371	2,198	5,371	2,198

Total cost of revenues	61,232	61,208	5,371	2,198	66,603	63,406

Gross profit	302,580	288,376	8,605	8,611	311,185	296,987

Operating Expenses
Sales and marketing	123,690	129,721	4,782	7,962	128,472	137,683
Research and development	38,042	27,546	3,754	3,025	41,796	30,571
General and administrative	52,741	60,651	1,872	282 (a)	54,613	60,933

Total operating expenses	214,473	217,918	10,408	11,269	224,881	229,187

Income (loss) from continuing operations before financing and other income and income taxes	88,107	70,458	(1,803)	(2,658)	86,304	67,800

Financing and Other (Expense) Income
Interest income, net	955	2,266	—	—	955	2,266
Other (expense) income, net	(1,462)	705	3	—	(1,459)	705

Total financing and other (expense) income	(507)	2,971	3	—	(504)	2,971

Income (loss) from continuing operations before income taxes	$87,600	$73,429	$(1,800)	$(2,658)	$85,800	$70,771
Provision for income taxes					25,293	29,003

Income from continuing operations					60,507	41,768

Discontinued operations:
Gain from sale of discontinued operations, net of tax					14,437	—
(Loss) income from discontinued operations, net of tax					(107)	65

Discontinued operations, net of tax					14,330	65

Net income					$74,837	$41,833

Basic earnings per share:
From continuing operations					$5.08	$3.51
From discontinued operations					$1.20	$0.01

Basic earnings per share					$6.28	$3.52

Diluted earnings per share:
From continuing operations					$4.92	$3.39
From discontinued operations					$1.17	$0.01

Diluted earnings per share					$6.09	$3.40

Basic weighted average shares outstanding					11,906	11,886

Diluted weighted average shares outstanding					12,284	12,303

(a)	An insignificant amount of general and administrative services was provided to the Angel.com business unit by MicroStrategy’s core business operations during the twelve months ended December 31, 2008.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2009	December 31, 2008
Assets	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$224,769	$122,915
Restricted cash and investments	549	619
Accounts receivable, net	56,399	49,670
Prepaid expenses and other current assets	10,861	9,518
Deferred tax assets, net	12,642	26,743
Assets held-for-sale	—	4,964

Total current assets	305,220	214,429

Property and equipment, net	54,906	8,978
Capitalized software development cost, net	13,431	14,823
Deposits and other assets	3,283	36,804
Deferred tax assets, net	6,490	17,105

Total Assets	$383,330	$292,139

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$28,460	$27,697
Accrued compensation and employee benefits	46,277	42,634
Deferred revenue and advance payments	77,783	66,495
Deferred tax liabilities	115	—
Liabilities held-for-sale	—	6,325

Total current liabilities	152,635	143,151

Deferred revenue and advance payments	3,845	1,679
Other long-term liabilities	12,622	9,268

Total Liabilities	169,102	154,098

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,302 shares issued and 9,255 shares outstanding, and 14,167 shares issued and 9,120 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,694 and 2,770 shares issued and outstanding, respectively	3	3
Additional paid-in capital	453,170	450,953
Treasury stock, at cost; 5,047 shares	(366,191)	(366,191)
Accumulated other comprehensive income	604	1,471
Retained earnings	126,628	51,791

Total Stockholders’ Equity	214,228	138,041

Total Liabilities and Stockholders’ Equity	$383,330	$292,139

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2009	2008
	(unaudited)	(audited)
Operating activities:
Net income	$74,837	$41,833
Less: Income from discontinued operations, net	(14,330)	(65)

Income from continuing operations	60,507	41,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,631	6,399
Bad debt expense	1,863	2,029
Deferred taxes	16,146	20,925
Stock-based compensation	—	46
Excess tax benefits from stock-based payment arrangements	(907)	(422)
Other, net	10	72
Changes in operating assets and liabilities:
Accounts receivable	(9,264)	(3,862)
Prepaid expenses and other current assets	(1,168)	1,643
Deposits and other assets	553	157
Accounts payable and accrued expenses	1,076	5,102
Accrued compensation and employee benefits	2,041	5,574
Deferred revenue and advance payments	12,108	5,278
Other long-term liabilities	3,319	190

Net cash provided by operating activities from continuing operations	96,915	84,899
Net cash (used in) provided by operating activities from discontinued operations	(472)	4,019

Net cash provided by operating activities	96,443	88,918

Investing activities:
Advance deposits on purchases of property and equipment	—	(25,000)
Purchases of property and equipment	(18,265)	(5,167)
Capitalized software development costs	(4,218)	(13,575)
Decrease in restricted cash and investments	575	1,100

Net cash used in investing activities from continuing operations	(21,908)	(42,642)
Net cash provided by (used in) investing activities from discontinued operations	24,546	(160)

Net cash provided by (used in) investing activities	2,638	(42,802)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,216	2,104
Excess tax benefits from stock-based payment arrangements	907	422
Purchases of treasury stock	—	(8,387)
Distribution to Alarm.com minority shareholders	(60)	—

Net cash provided by (used in) financing activities from continuing operations	2,063	(5,861)
Net cash provided by financing activities from discontinued operations	—	—

Net cash provided by (used in) financing activities	2,063	(5,861)
Effect of foreign exchange rate changes on cash and cash equivalents	710	(2,534)

Net increase in cash and cash equivalents	101,854	37,721
Cash and cash equivalents, beginning of period	122,915	85,194

Cash and cash equivalents, end of period	$224,769	$122,915